UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
333-42427	J. CREW GROUP, INC. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On November 15, 2006, the Company made the following grants of non-qualified stock options to purchase common stock under the Company’s 2005 Equity Incentive Plan, which grants were approved by the Compensation Committee of the Board of Directors: (1) Jeffrey Pfeifle (President), 25,000 shares, (2) Tracy Gardner (Executive Vice President - Merchandising, Planning & Production), 150,000 shares, and (3) James Scully (Executive Vice President and Chief Financial Officer), 17,500 shares. The stock options have an exercise price of $33.18 per share and will vest in equal installments on the fourth and fifth anniversaries of the grant date. Copies of the stock option grant agreements are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01 Financial Statements and Exhibits.

10.1	Stock option grant agreement, dated as of November 15, 2006, between J. Crew Group, Inc. and Jeffrey Pfeifle.

10.2	Stock option grant agreement, dated as of November 15, 2006, between J. Crew Group, Inc. and Tracy Gardner.

10.3	Stock option grant agreement, dated as of November 15, 2006, between J. Crew Group, Inc. and James Scully.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

By:	/s/ Arlene S. Hong
Name:	Arlene S. Hong
Title:	Senior Vice-President and
General Counsel

Date: November 17, 2006

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock option grant agreement, dated as of November 15, 2006, between J. Crew Group, Inc. and Jeffrey Pfeifle.

10.2	Stock option grant agreement, dated as of November 15, 2006, between J. Crew Group, Inc. and Tracy Gardner.

10.3	Stock option grant agreement, dated as of November 15, 2006, between J. Crew Group, Inc. and James Scully.

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